Exhibit 99.1

FOR IMMEDIATE RELEASE

Clearwater Analytics Finalizes Acquisition of Enfusion

Clearwater Will Deliver Industry’s First Unified, Cloud-Native Front-to-Back Platform for Institutional Investors

BOISE, NEW YORK, CHICAGO, LONDON and HONG KONG – April 21, 2025 – Clearwater Analytics (NYSE: CWAN), the most comprehensive technology platform for investment management, today announced the successful completion of its acquisition of Enfusion, Inc. (NYSE: ENFN), a leader in software-as-a-service (SaaS) solutions for the investment management and hedge fund sectors, in a deal valued at approximately $1.5 billion.

This strategic combination positions Clearwater as the industry’s first single-instance, multi-tenant, cloud-native platform to unify front, middle, and back-office investment operations. By integrating portfolio and order management, IBOR, risk, accounting, and client reporting into one seamless solution, Clearwater is replacing the fragmented legacy model with a modern platform that empowers faster decision-making and operational clarity across asset classes and geographies.

“The close of the Enfusion acquisition marks a major milestone—not just for Clearwater, but for the entire investment management industry,” said Sandeep Sahai, Chief Executive Officer of Clearwater Analytics. “By combining Enfusion’s strong front-office capabilities with our established middle and back-office solutions, we are accelerating our journey towards a fully integrated, cloud-native front-to-back investment management platform. This combination will eliminate costly data handoffs and inefficiencies stemming from fragmented workflows, empowering our clients to make faster, data-driven decisions with complete confidence in their data.”

“I’m immensely proud of what the Enfusion team has achieved and the shareholder value we delivered. Enfusion’s focus on innovation and client requirements created a world-class disruptive technology platform, fundamentally changing how our clients execute their operational workflows, implement investment strategies, manage portfolios, and optimize data insights,” said Oleg Movchan, former CEO of Enfusion. “By joining forces with Clearwater, we’re opening up amazing possibilities for the next wave of innovation in investment technology. I couldn’t be more optimistic about how this combination will benefit our clients and transform the industry.”

Today’s institutional investors—asset managers, insurers, pensions, endowments, and sovereign funds—face increasing complexity across portfolios, geographies, and asset classes. Many still rely on outdated systems that silo data and delay insight. The expanded Clearwater platform will address these challenges by offering:

•	Seamless integration across front, middle, and back-office workflows

•	A single security master and data model for consistent, real-time views of positions, performance, and risk

•	An open architecture that connects to a growing ecosystem of partners and capabilities

“Enfusion adds proven front-office depth to the Clearwater platform, giving our clients real-time access to portfolio and order management, IBOR, risk, and reporting—all in one system,” said Neal Pawar, President, Head of Asset Management at Clearwater Analytics and former Chief Operating Officer at Enfusion. “The operational benefits are immediate: no batch processing, no manual reconciliation, and no duplication of data. Clients now have a shared, live view of their portfolios and operations—enabling faster execution, stronger risk oversight, and a platform that evolves with them. This is the new foundation for institutional investment technology and operations.”

Clearwater’s growth in asset management—its largest market segment—is expected to accelerate, with Enfusion’s strength in the hedge fund space and the ability to integrate Enfusion’s front office capabilities with Clearwater’s middle and back office. This will result in a meaningful expansion of Clearwater’s Total Addressable Market.

The acquisition also significantly expands Clearwater’s international presence. Enfusion generates 38% of its revenue from Europe and Asia, supported by strong teams in London, Mumbai, Bangalore, Singapore, and Hong Kong. Clearwater will now serve clients from key global hubs including Boise, New York, Edinburgh, and New Delhi, providing localized support and delivery at scale.

Unified client onboarding can currently be offered, and the first wave of integration milestones—including unified dashboards, streamlined reconciliation, and roadmap alignment is already well underway.

This announcement follows Clearwater’s recent acquisition of Blackstone’s BISTRO platform, which adds deep analytics and data infrastructure for private and structured credit markets. Clearwater also previously announced its intent to acquire Beacon, a provider of enterprise risk analytics and technology infrastructure. That transaction is expected to close in the coming weeks, further enhancing Clearwater’s ability to support complex, cross-asset strategies with institutional-grade analytics.

Clearwater Analytics will discuss the Enfusion acquisition during its First Quarter 2025 earnings conference call on April 30, 2025, at 5:00 p.m. ET. Registration for the live webcast and a copy of an investor presentation deck regarding the acquisition is available on the Company’s investor relations website.

Advisors

J.P. Morgan Securities LLC served as financial advisor to Clearwater Analytics, and JPMorgan Chase Bank, N.A., provided committed financing for the transaction. Kirkland & Ellis LLP served as legal advisor to Clearwater Analytics. Goldman, Sachs & Co. LLC served as exclusive financial advisor to Enfusion’s Special Committee. Dechert LLP served as legal advisor to the Special Committee, and Goodwin Procter LLP served as legal counsel to Enfusion.

About Clearwater Analytics

Clearwater Analytics (NYSE: CWAN) is transforming investment management with the industry’s most comprehensive cloud-native platform for institutional investors across global

Global headquarters: 777 W. Main Street, Suite 900, Boise, ID 83702 • Main: +1 208 918 2400

Boise • Edinburgh • Frankfurt • London • New Delhi • New York • Paris • Seattle • Singapore

public and private markets. While legacy systems create risk, inefficiency, and data fragmentation, Clearwater’s single-instance, multi-tenant architecture delivers real-time data and AI-driven insights throughout the investment lifecycle. The platform eliminates information silos by integrating portfolio management, trading, investment accounting, reconciliation, regulatory reporting, performance, compliance, and risk analytics in one unified system. Serving leading insurers, asset managers, hedge funds, banks, corporations, and governments, Clearwater supports over $8.8 trillion in assets globally. Learn more at www.clearwateranalytics.com.

About Enfusion, a Clearwater Analytics company

Enfusion, a Clearwater Analytics company, provides the front-office technology foundation that powers modern investment operations for hedge funds and asset managers. The platform delivers real-time portfolio and order management, IBOR, risk analytics, and comprehensive reporting in one system—eliminating traditional operational barriers. By removing batch processing, manual reconciliation, and data duplication, Enfusion enables faster execution and stronger risk oversight across global portfolios. As part of Clearwater, Enfusion supports the industry’s most advanced front-to-back investment management solution. Learn more at www.enfusion.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the beliefs and assumptions of Clearwater’s management and on information currently available to them. Forward-looking statements include information concerning the following factors in reference to Clearwater and/or Enfusion: possible or assumed future results of operations, possible or assumed performance, business strategies, technology developments, financing and investment plans, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater’s control, that may cause their actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, Clearwater’s ability to successfully integrate the operations and technology of Enfusion with those of Clearwater and to obtain third party data rights, retain and incentivize the employees of Enfusion following the close of the acquisition, retain Enfusion’s clients, repay debt to be incurred in connection with the Enfusion acquisition and meet financial covenants to be imposed in connection with such debt, risks that cost savings, synergies and growth from the acquisition may not be fully realized or may take longer to realize than expected, risks and uncertainties similar to the foregoing with respect to Clearwater’s previously announced acquisitions of Beacon and Bistro, as well as other risks

Global headquarters: 777 W. Main Street, Suite 900, Boise, ID 83702 • Main: +1 208 918 2400

Boise • Edinburgh • Frankfurt • London • New Delhi • New York • Paris • Seattle • Singapore

and uncertainties discussed under “Risk Factors” in Clearwater’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the US Securities and Exchange Commission (the “SEC”) on February 26, 2025 (as amended by Amendment No. 1 thereto, filed with the SEC on March 7, 2025) and in Enfusion’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025, as well as in other periodic reports filed by Clearwater and Enfusion with the SEC. These filings are available at www.sec.gov and on Clearwater’s website, investors.clearwateranalytics.com. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing Clearwater’s expectations or beliefs as of any date subsequent to the time they are made. Clearwater does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater.

Investor Contact for Clearwater Analytics

Joon Park | +1 415-906-9242 | investors@clearwateranalytics.com

Media Contact for Clearwater Analytics

Claudia Cahill | +1 703-728-1221 | press@clearwateranalytics.com

Global headquarters: 777 W. Main Street, Suite 900, Boise, ID 83702 • Main: +1 208 918 2400

Boise • Edinburgh • Frankfurt • London • New Delhi • New York • Paris • Seattle • Singapore